SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2023, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing the retirement of Michael A. Quartieri, Chief Financial Officer and a named executive officer. Mr. Quartieri will retire effective April 30, 2024. He will continue to serve as the Company's Chief Financial Officer until his successor is appointed and thereafter provide advisory services to ensure a smooth transition prior to his retirement date. A copy of this Press Release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated December 20, 2023.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: December 20, 2023	By:	/s/ Bryan McCrory
Bryan McCrory
Vice President, General Counsel & Secretary

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